Exhibit 99.1
                      SJW CORP. ANNOUNCES
                FIRST QUARTER FINANCIAL RESULTS

       Board Declares Quarterly Dividend on Common Stock


     SAN JOSE, CA, May 6, 2009 - SJW Corp. (NYSE: SJW) today reported financial results for the first quarter of fiscal 2009, ended March 31, 2009. Operating revenue was $40.0 million in the quarter compared to $41.2 million in 2008. The $1.2 million decrease in revenue primarily reflects a decrease of $3.0 million in customer water usage as well as $327,000 lower revenue from real estate operations. The revenue decreases were partially offset by cumulative rate increases of $2.0 million and $67,000 from new connections.

     In the first quarter of 2009, net income was $116,000 and diluted earnings per common share were $0.01, compared to $2.7 million and $0.15 per share, respectively, in the first quarter of 2008.

     Water production costs for the quarter ended March 31, 2009 were $13.6 million compared to $13.5 million in 2008 despite lower unit sales volume. The increase of approximately $100,000 in water production costs reflects $794,000 in higher per unit costs for purchased water, groundwater extraction and energy cost and $553,000 in decreased surface water supply, offset by lower expenses of $1.2 million due to lower customer demand.

     Nonwater production costs for the first quarter were $22.9 million compared to $20.2 million in 2008. The increase of $2.7 million was primarily attributable to an increase of $1.3 million in administrative and general expense, primarily due to pension funding and legal and administrative fees related to the closing of the Bulverde, Texas acquisition which was finalized in the first quarter. Other increases were $700,000 in taxes other than income tax, $488,000 in depreciation expense and $166,000 in all other expenses. Income tax expense for the first quarter decreased to $101,000 in 2009 from $1.8 million in 2008.

     The Directors of SJW Corp. today declared a quarterly dividend on common stock of $0.165 per share. The dividend is payable on June 1, 2009 to shareholders of record on May 18, 2009.


     SJW Corp. is a publicly traded holding company headquartered in San Jose, California. SJW Corp. is the parent company of San Jose Water Company, SJWTX, Inc. and SJW Land Company. Together, San Jose Water Company and SJWTX, Inc. provide regulated and nonregulated water service to more than one million people in San Jose, California and nearby communities and in Canyon Lake, Texas and nearby communities. SJW Land Company owns and operates commercial buildings, has a majority interest in a real estate partnership, and has properties in the states of California, Florida, Connecticut, Texas, Arizona and Tennessee.


This press release may contain certain forward-looking statements including but not limited to statements relating to SJW Corp.'s plans, strategies, objectives, expectations and intentions, which are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of SJW Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The results for a quarter are not indicative of results for a full year due to seasonality. Certain factors that may cause actual results, performance or achievements to materially differ are described in SJW Corp.'s most recent reports on Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. SJW Corp. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.



                               SJW Corp.
    Condensed Consolidated Statements of Income and Comprehensive Income
                              (Unaudited)
          (thousands of dollars, except share and per share data)

                                          THREE MONTHS ENDED
                                               MARCH 31
                                           2009           2008
                                       -----------------------

OPERATING REVENUE                       $40,021         41,253
OPERATING EXPENSE:
  Operation:
    Purchased water                       7,789          6,996
    Power                                   760          1,066
    Groundwater extraction charge         5,052          5,416
                                       --------       --------
    Total production costs               13,601         13,478

    Administrative and general            7,130          5,839
    Other                                 3,977          3,683
  Maintenance                             2,916          3,044
  Taxes other than income                 2,290          1,590
  Depreciation and amortization           6,551          6,063
  Income taxes                              101          1,786
                                       --------       --------
    Total operating expense              36,566         35,483
                                       --------       --------
OPERATING INCOME                          3,455          5,770

Interest on long-term debt
  and other                              (3,339)        (3,052)
                                       --------       --------
NET INCOME                               $  116          2,718

Other comprehensive income
  (loss), net                            (2,966)           733
                                       --------       --------
COMPREHENSIVE INCOME (LOSS)             $(2,850)         3,451
                                       ========       ========


Earnings per share
   -Basic                                 $0.01           0.15
   -Diluted                               $0.01           0.15

Dividend per share                        $0.16           0.16

Weighted average shares outstanding
  - Basic                                18,470         18,377
  - Diluted                              18,658         18,592


                                 SJW Corp.
                    Condensed Consolidated Balance Sheets
                                (Unaudited)
                         (thousands of dollars)

                                              March 31      December 31
                                                  2009             2008
                                              ----------    -----------
ASSETS
UTILITY PLANT:
  Land                                        $  8,402            8,134
  Depreciable plant and equipment              866,872          855,427
  Construction in progress                      10,955            7,142
  Intangible assets                             10,790            8,040
                                             ---------        ---------
     Total utility plant                       897,019          878,743
Less accumulated depreciation
  and amortization                             279,503          272,562
                                             ---------        ---------
     Net utility plant                         617,516          606,181

REAL ESTATE INVESTMENT:                         88,000           88,000
Less accumulated depreciation and amortization   5,930            5,511
                                             ---------        ---------
     Net real estate investment                 82,070           82,489
CURRENT ASSETS:
  Cash and equivalents                           2,436            3,406
  Accounts receivable and accrued
   unbilled utility revenue                     24,800           26,329
  Prepaid expenses and other                     2,151            2,226
                                             ---------        ---------
    Total current assets                        29,387           31,961
OTHER ASSETS:
  Investment in California Water Service Group  46,044           51,071
  Unamortized debt issuance and
    reacquisition costs                          3,123            3,162
  Regulatory assets                             73,499           73,778
  Other                                          2,757            2,235
                                             ---------        ---------
                                               125,423          130,246
                                             ---------        ---------
                                              $854,396          850,877
                                             =========        =========
CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
  Common stock                                $  9,624            9,611
  Additional paid-in capital                    21,112           20,548
  Retained earnings                            202,079          204,744
  Accumulated other comprehensive income        16,457           19,423
                                             ---------        ---------
    Total shareholders' equity                 249,272          254,326
  Long-term debt, less current portion         226,407          216,613
                                             ---------        ---------
    Total capitalization                       475,679          470,939
CURRENT LIABILITIES:
  Line of credit                                16,700           18,400
  Current portion of long-term debt                736              705
  Accrued groundwater extraction charge and
    purchased water                              4,025            5,256
  Purchased power                                  338              563
  Accounts payable                               7,670            5,758
  Accrued interest                               3,493            4,567
  Other current liabilities                      7,695            8,074
                                             ---------        ---------
    Total current liabilities                   40,657           43,323

DEFERRED INCOME TAXES AND CREDITS               97,850           98,713
ADVANCES FOR CONSTRUCTION AND CONTRIBUTIONS
  IN AID OF CONSTRUCTION                       189,690          188,869
POSTRETIREMENT BENEFIT PLANS                    43,814           42,331
OTHER NONCURRENT LIABILITIES                     6,706            6,702
                                             ---------        ---------
                                              $854,396          850,877
                                             =========        =========